Exhibit 10.4

VOTING AND STANDSTILL AGREEMENT

This VOTING AND STANDSTILL AGREEMENT (this “Agreement”), dated as of July 26, 2017, is entered into between BioLineRx Ltd. (“BioLineRx” or the “Company”) and Biotechnology Value Fund, together with any affiliates, control persons, nominees or others under common control (“BVF”).

WHEREAS, concurrently with the execution of this Agreement, BFV is participating in a direct placement offering (the “Offering”) pursuant to which it has agreed to purchase (i) 8,495,575 American Depositary Shares (“ADSs”) representing 8,495,575 of the Company’s ordinary shares, par value NIS 0.10 per share (“Ordinary Shares”), at a purchase price of $1.13 per ADS, (ii) 2,973,451 Series A warrants to purchase ADSs at an exercise price of $2.00 per warrant (the “Series A Warrants”), (iii) 2,973,451 Series B warrants to purchase ADSs at an exercise price of $4.00 per warrant (the “Series B Warrants,” and together with the Series A Warrants, the “Warrants”), and (iv) 5,946,902 ADSs representing 5,946,902 Ordinary Shares issuable upon exercise of the Warrants (the “Warrant ADSs”), pursuant to a prospectus supplement dated July 26, 2017 and a base prospectus dated October 16, 2015;

WHEREAS, as a result of the Offering, BVF will be the beneficial owner (as defined under Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of certain ADSs, each representing one Ordinary Share (such ADSs, together with any other ADSs the voting power over which is acquired by BVF during the period from the date hereof through the date on which this Agreement terminates in accordance with Section 5.1 hereof (such period, the “Voting Period”), including any and all ADSs acquired by BVF during the Voting Period pursuant to the exercise, exchange or conversion of, or other transaction involving, any and all Warrants issued to BVF in the Offering, are collectively referred to herein as the “Subject Securities”);

WHEREAS, as a condition to the willingness of the Company to engage in the Offering and as an inducement and in consideration therefor, BVF has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
 VOTING AGREEMENT

Section 1.1    Voting Rights Waiver.  BVF hereby unconditionally and irrevocably agrees, during the Voting Period, to forego and to waive any and all voting rights BVF may have in respect of the Subject Securities that exceed 19.99% of the Company’s total then outstanding voting power on any matter brought to a vote of the Company’s shareholders (the portion of the voting rights in respect of the Subject Securities that exceeds 19.99% of the Company’s then outstanding voting power on any matter brought to a vote of the Company’s shareholders being referred to as the “Excess Voting Rights”).

Section 1.2    Grant of Irrevocable Proxy; Appointment of Proxy.  BVF hereby unconditionally and irrevocably appoints the Board of Directors of the Company and any designee thereof as its proxy and attorney-in-fact (with full power of substitution), to vote or cause to be voted (including by proxy or written resolution, if applicable) the Excess Voting Rights on any matter brought before the Company’s shareholders at any meeting of the shareholders of the Company, or in any other circumstance in which the vote of the shareholders of the Company is sought, with the majority of the unaffiliated shareholders of the Company voting on such matter.

ARTICLE II
 COVENANTS

Section 2.1   Generally.

(a) In the event of a stock dividend or distribution, or any change in the ADSs, Ordinary Shares or Warrants by reason of any stock dividend or distribution, split-up, recapitalization, combination, conversion, exchange of shares or the like, the term “Subject Securities” shall be deemed to refer to and include the Subject Securities as well as all such stock dividends and distributions and any securities into which or for which any or all of the Subject Securities or Warrants may be changed or exchanged or which are received in such transaction.

(b) BVF agrees, while this Agreement is in effect, not to take or agree or commit to take any action that would make any of its representations and warranties contained in this Agreement inaccurate in any material respect.

Section 2.2   Standstill Obligations of BVF.  BVF hereby agrees that, during the Voting Period, it will limit its direct and indirect interest in the Company, including voting security interests held by or through “affiliates” or other entities under its “control” (as such terms are defined under Rule 405 of the Securities Act of 1933, as amended), to 19.9% of the Company’s then outstanding voting power and/or “means of control” (as such term is defined under the Israeli Companies Law, 1999), and at no time shall BVF directly or indirectly acquire and/or hold, alone or together with affiliates or other entities under its control (including “relatives” as such term is defined under the Israeli Companies Law, 1999) more than a 24.9% of the economic interest in the Company’s voting securities, whether or not paired with a right to vote.

Section 2.3   Restrictions on Transfer.  BVF hereby agrees that, during the Voting Period, it will not directly or indirectly sell, transfer or otherwise participate in the sale or transfer of securities of the Company with voting power in excess of 9.9% of the Company’s then outstanding voting power to any single entity or group of affiliated entities without the Company’s prior written consent.  BVF hereby further agrees that, during the Voting Period, it will not directly or indirectly sell, transfer or otherwise participate in the sale or transfer of any securities of the Company that would result in such single entity or group of affiliated entities having voting power in excess of 19.9% of the Company’s then outstanding voting power.

ARTICLE III
 REPRESENTATIONS AND WARRANTIES OF BVF

Section 3.1   BVF hereby represents and warrants to the Company, as of the date of this Agreement, as follows: (a) BVF has the full legal right, power, capacity and authority to (i) execute and deliver this Agreement, (ii) perform its obligations hereunder and (iii) consummate the transactions contemplated hereby; (b) this Agreement, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of BVF, enforceable against BVF in accordance with its terms; and (c) the execution and delivery of this Agreement by BVF does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any law or agreement binding upon BVF, nor require any authorization, consent or approval of, or filing with, any governmental authority, except for filings with the Securities and Exchange Commission.

ARTICLE IV
 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 4.1   The Company hereby represents and warrants to BVF, as of the date of this Agreement, as follows: (a) this Agreement has been duly and validly authorized by the Company’s Board of Directors, (b) this Agreement has been duly executed and delivered by a duly authorized officer or other representative of the Company, and (c) this Agreement, assuming due authorization, execution and delivery hereof by BVF, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, and (d) the execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any law or agreement binding upon the Company, nor require any authorization, consent or approval of, or filing with, any governmental authority, except for filings with the Securities and Exchange Commission.

ARTICLE V
 TERMINATION

Section 5.1    Termination.  This Agreement shall terminate and be of no further force or effect upon such time as BVF is no longer an owner of any Subject Securities of the Warrants.

ARTICLE VI
 MISCELLANEOUS

Section 6.1   Notices. All notices and other communications hereunder shall be in writing (in the English language) and shall be deemed duly given upon receipt if delivered personally, or if by email or facsimile, upon confirmation of receipt by email or facsimile. All notices hereunder shall be delivered to the address set forth on the signature pages hereto under each party’s name, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

Section 6.2   Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

Section 6.3   Entire Agreement. This Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

Section 6.4   Specific Performance. BVF acknowledges that monetary damages would not be an adequate remedy in the event that any covenant or agreement in this Agreement is not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the Company will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. BVF agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by the Company shall not preclude the simultaneous or later exercise of any other such right, power or remedy by it.

Section 6.5   Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by BVF and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective.

Section 6.6   Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of law principles that would cause the application of the laws of any other jurisdiction.

Section 6.7   Jurisdiction; Enforcement. The parties agree that any action brought by any party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any State of New York or United States Federal court sitting in the Borough of Manhattan, the City of New York. Each of the parties submits to the jurisdiction of any such court in any action seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this agreement or the transactions contemplated hereby, and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action. Each party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding in any such court or that any such proceeding brought in any such court has been brought in an inconvenient forum.

Section 6.8  WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENTS OR INSTRUMENTS REFERRED TO IN THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR THE ACTIONS OF EACH OF THE PARTIES IN NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

Section 6.9   No Third Party Beneficiaries. There are no third party beneficiaries of this Agreement and nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto (and their respective successors, heirs and permitted assigns), any rights, remedies, obligations or liabilities.

Section 6.10   Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 6.11   Counterparts. This Agreement may be executed in two or more consecutive counterparts (including by facsimile or email pdf format), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, email pdf format or otherwise) to the other parties.

Section 6.12   No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between BVF, on the one hand, and the Company, on the other hand, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between or among the parties hereto.

[Signature Pages to follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

BIOTECHNOLOGY VALUE FUND, L.P.

By:           /s/ Mark Lampert
Name:  Mark Lampert
Title:    President of BVF, Inc., itself GP of BVF Partners L.P., itself GP of
Biotechnology Value Fund, L.P.

BIOTECHNOLOGY VALUE FUND II, L.P.

By:          /s/ Mark Lampert
Name:  Mark Lampert
Title:    President of BVF, Inc., itself GP of BVF Partners L.P., itself GP of
Biotechnology Value Fund II, L.P.

BIOTECHNOLOGY VALUE TRADING FUND OS, L.P.

By:          /s/ Mark Lampert
Name:  Mark Lampert
Title:   President of BVF, Inc., itself GP of BVF Partners L.P., itself Sole
Member of BVF Partners OS, Ltd., itself GP of
Biotechnology Value Trading Fund OS, L.P.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

INVESTMENT 10, LLC

By:          /s/ Mark Lampert
Name: Mark Lampert
Title:   President of BVF, Inc., itself GP of
BVF Partners L.P., itself the investment advisor of
Investment 10, LLC

MSI BVF SPV, L.L.C.

By:          /s/ Mark Lampert
Name:  Mark Lampert
Title:    President of BVF, Inc., itself GP of
BVF Partners L.P., itself attorney-in-fact for
MSI BVF SPV, L.L.C.

BioLineRx Ltd.

Modi’in Technology Park
2 HaMa’ayan Street
Modi’in 7177871, Israel

By:          /s/ Philip Serlin
 Name:  Philip Serlin
 Title:    Chief Executive Officer

[Signature page to Voting and Standstill Agreement]